Exhibit 10.13.4

Amendment 3

to

2022 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: September 25, 2026
APPROVED BY THE STOCKHOLDERS: October 30, 2026

RECITALS

A. Helius Medical Technologies, Inc., a Delaware corporation (the “Company”) sponsors the Helius Medical Technologies, Inc. 2022 Equity Incentive Plan, as amended (the “Plan”).

B. The Plan is amended by this Amendment 3 (this “Third Amendment”) in the following respects, effective from and after the date this Third Amendment is approved by the stockholders of Helius Medical Technologies, Inc., in accordance with Section 7(b) of the Plan. Following such effective date, any reference to the “Plan” shall mean the Plan, as amended on June 27, 2024, May 23, 2025 and by this Third Amendment. All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan.

AMENDMENT

1.	Section 2(a) of the Plan is hereby deleted in its entirety and replaced with the following:

“Share Reserve. Subject to adjustment in accordance with Section 2(c) and any adjustments as necessary to implement any Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards will not exceed the sum of: (i) 4,000,000 new shares, plus (ii) the number of Returning Shares, if any, as such shares become available from time to time. In addition, subject to any adjustments as necessary to implement any Capitalization Adjustments, such aggregate number of shares of Common Stock will automatically increase on January 1st of each year for a period of five years commencing on January 1, 2026 and ending on (and including) January 1, 2029, to an amount equal to 5% of the Fully Diluted Shares as of the last day of the preceding calendar year; provided, however that the Board may act prior to the effective date of any such annual increase to provide that the increase for such year will be a lesser number of shares of Common Stock.”

2.	Except as set forth in this Third Amendment, the Plan shall be unaffected hereby and shall remain in full force and effect.